                                                                   EXHIBIT 10.22
                              NONCOMPETE AGREEMENT

     THIS NONCOMPETE AGREEMENT is dated as of March 11, 1997 by and between John
R. Frock, an individual residing in Upper Gwynedd, Pennsylvania ("Executive") and Nobel Education Dynamics, Inc. (the "Company"), a Delaware corporation.

                                   Background

     Executive is currently Executive Vice President of the Company. Executive currently does not have any obligation to refrain from competing with the Company following the termination of his employment with the Company (other than to the extent that any such activities may generally be prohibited by the applicable law (e.g., by laws which would prohibit use of the Company's trade secrets)). By this Agreement, the Company desires to provide incentive to Executive not to engage in any competitive activities with the Company for a period of four years following the termination of his employment with the Company.

     Now, Therefore, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                     Terms

     1.   Payment.

          (a) Conditions of Payment.  The Company will pay to Executive the
              ---------------------
Noncompete Payment (defined below) if, within 30 days following the date of termination of his employment with the Company ("Termination Date") for any reason whatsoever (including, without limitation, termination by the Company with or without cause, resignation or retirement of Executive, or Executive's disability) Executive gives a notice ("Notice Letter") to the Company stating that he agrees to all of the covenants set forth in Exhibit A of this Agreement. Such notice shall be in substantially the form of Exhibit B. Payment of the Noncompete Payment shall be made in cash within 15 days of the date of the Company's receipt of such notice from Executive. Notwithstanding the foregoing, the Company shall not be required to pay the Noncompete Payment if it pays to Executive the Severance Payment (as such term is defined in the Contingent Severance Agreement dated March 11, 1997 between the Company and Executive).

          (b) Amount of Payment.  The Noncompete Payment shall equal $85,000 if
              -----------------
the Termination Date is prior to December 1, 1997, $170,000 if the Termination Date is on or after December 1, 1997 and on or before November 30, 1998, and $255,000 if the Termination Date is after November 30, 1998.

     2.   Miscellaneous.

          2.1  Remedies.  Executive acknowledges that if he delivers a Notice
               --------
Letter to the Company and subsequently breaches his promises set forth in Exhibit A hereto, Employer will suffer irreparable damages, the amount of which will be impossible to ascertain and which cannot be reasonably or adequately compensated in an action of law. Accordingly, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to Employer in this Agreement are cumulative and are in addition to remedies otherwise available to Employer at law or in equity.

          2.2  Waiver of Breach.  The waiver by the Company of a breach of any
               ----------------
provision of this Agreement by Executive shall not operate or be construed as a waiver of any other or subsequent breach by Executive of such or any other provision.

          2.3  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be deemed to be properly given if transmitted by messenger, overnight courier service, first class certified mail (return receipt requested) or telecopy (which is confirmed), in each case postage or other charges prepaid, addressed to the other party at the address shown below. Any party may change such address by notice given in such manner. All notices shall be effective (i) if sent by messenger or overnight courier service, when delivered and (ii) if sent by mail, three days after posting.

          If to the Company:

               Nobel Education Dynamics, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Attn: Chief Executive Officer

          If to Executive:

               Mr. John Frock
               216 Stefan Road
               North Wales, PA  19454

          2.4  Severability.  If any term or provision of this Agreement or the
               ------------
application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

          2.5  Governing Law.  The implementation and interpretation of this
               -------------
Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          2.6  Binding Effect and Assignability.  The rights and obligations of
               --------------------------------
both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns, but shall not be assigned without the written consent of both parties.

          2.7  Entire Agreement.  This instrument constitutes the entire
               ----------------
agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

     IN WITNESS WHEREOF, the undersigned have executed this agreement the date and year written above.

                              Nobel Education Dynamics, Inc.


                              By:_________________________
                                 A. J. Clegg
                                 Chairman, President and CEO

                              and



                              By:__________________________

                              Name:_______________________,
                                    for Compensation Committee



                              _____________________________
                              John R. Frock

                                                                       EXHIBIT A


        Covenants of Executive Effective Upon Giving of a Notice Letter

     1.   Restrictive Covenant.  During the period commencing with the date of
          --------------------
termination of his employment with the Company and continuing for a period of four years (such four-year period, the "Restrictive Period"), Executive will not, directly or indirectly, be employed by, or perform consulting services in excess of an average of 15 hours per week for, any for-profit business which owns private schools or preschools or child care centers (other than private schools restricted to post-eighth grade education) located within five miles of any private school or preschool or child care center operated by the Company or any of its subsidiaries or affiliates. Executive shall not be deemed to violate the foregoing if he performs services for an entity which owns private schools or preschools or child care centers but is not personally involved in such business.

          2.  Nonsolicitation.  Executive will not during the Restrictive Period
              ---------------
cause or solicit, directly or indirectly, the resignation of any person employed by Employer on the date of Employee's separation.

                                                                       EXHIBIT B

                                     [date]



Nobel Education Dynamics, Inc.
Rose Tree Corporate Center II
1400 North Providence Road
Suite 3055
Media, PA  19063

Gentlemen:

By this letter, I hereby notify you that I agree to be bound by each of the covenants set forth in Exhibit A of the Noncompete Agreement dated as of March 11, 1997 between you and me. Accordingly, you are obligated to pay to me $_________ on or before the date 15 days following your receipt of this letter.

                              Very truly yours,


                              John R. Frock